Exhibit 99.1
Gossamer Bio Announces Third Quarter 2022 Financial Results and Provides Business Update
- Seralutinib Phase 2 TORREY Study on track for topline readout in second half of November or first half of December -
- $304 million in cash, cash equivalents & marketable securities, as of September 30, 2022

SAN DIEGO—(BUSINESS WIRE)— November 3, 2022 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the third quarter ended September 30, 2022 and provided a business update.

“It has been a productive quarter as we eagerly await the top-line results of the Phase 2 TORREY Study of seralutinib,” said Faheem Hasnain, Chairman, Co-Founder and CEO of Gossamer. “Our team continues to make strides in the enrollment of the dose escalation portion of the STAR CNS Study of GB5121, our CNS-penetrant BTK inhibitor for the treatment of CNS lymphomas. We have also been pleased to share updates on our preclinical pipeline at several recent medical conferences, ahead of a busy end of the year.”
Product Candidate Updates
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for Pulmonary Arterial Hypertension (PAH)
•Ongoing TORREY Study is a Phase 2 clinical trial in patients with PAH whose disease has progressed despite standard-of-care therapy. The primary endpoint is change in pulmonary vascular resistance from baseline at week 24.
•Topline data from the Phase 2 TORREY Study are expected in the second half of November or first half of December.
•Ahead of these data, Gossamer has commenced investment in operational activities to enable the commencement of a registrational PAH Phase 3 clinical program in the third quarter of 2023.

GB5121: Oral, CNS-Penetrant BTK Inhibitor for Primary CNS Lymphoma (PCNSL) and other Rare CNS Malignancies

•Enrollment ongoing in Phase 1b/2 STAR CNS Study in relapsed / refractory PCNSL and other rare CNS malignancies.
•Results from the STAR CNS study to be presented at relevant medical conferences, as data become available.

GB7208: Oral, CNS-Penetrant BTK Inhibitor for Multiple Sclerosis

•Program highlighted in two poster presentations at the European Committee for Treatment and Research in Multiple Sclerosis, or ECTRIMS, 2022:
◦P556: GB7208 is a CNS-Penetrant BTK Inhibitor Demonstrating Potent Activity on Pathogenic Pathways Implicated in Multiple Sclerosis
◦P690: GB7208 is a Novel, Highly Potent and Selective CNS-Penetrant BTK Inhibitor for Neuroinflammatory and Neurodegenerative Diseases
•Posters are available online at: https://www.gossamerbio.com/pipeline/posters-and-publications/

Preclinical Pipeline Updates

•Data generated for two internally developed preclinical programs presented at recent medical conferences:
◦International Cytokine & Interferon Society (September 2022):
Identification of Novel Inhibitor(s) Targeting NLRP3 Inflammasome Activation
◦34th EORTC-NCI-AACR Symposium:
An Orally Bioavailable Enpp1-Selective Inhibitor Demonstrated Superior Immune Preservation Effects over Sting Agonists and Confers Anti-Tumor Efficacy In Combination with Other Therapies In Syngeneic Tumor Models
•Poster highlighting a third internally developed program to be presented at the upcoming Society for Immunotherapy of Cancer, or SITC 2022, meeting in Boston from November 8-12
◦P855: Diacylglycerol kinase alpha and zeta dual inhibitors enhance T cell responses and promote robust and durable anti-tumor T cell immunity
•Posters are available, or will be available, online at: https://www.gossamerbio.com/pipeline/posters-and-publications/

Financial Results for Quarter Ended September 30, 2022
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of September 30, 2022, were $304.4 million. The Company expects the combination of current cash, cash equivalents and marketable securities, and access to its debt facility, will be sufficient to fund its operating and capital expenditures into the second quarter of 2024.
•Research and Development (R&D) Expenses: For the quarter ended September 30, 2022, R&D expenses were $44.5 million, compared to $43.2 million for the same period in 2021.
•General and Administrative (G&A) Expenses: For the quarter ended September 30, 2022, G&A expenses were $11.5 million, compared to $12.5 million for the same period in 2021.
•Net Loss: Net loss for the quarter ended September 30, 2022, was $59.4 million, or $0.65 per share, compared to a net loss of $60.2 million, or $0.80 per share, for the same period in 2021.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of initiation and enrollment of clinical trials for our product candidates; including the expected initiation of a Phase 3 clinical program for seralutinib; plans to advance our product candidates; expectations on the timing of data readouts from our clinical studies, including the timing of topline results for the Phase 2 TORREY study for seralutinib; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities, and access to our debt facility. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: seralutinib may not advance into a Phase 3 clinical program in PAH whether due to the topline results from the Phase 2 TORREY Study or otherwise, potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the ongoing COVID-19 pandemic, including clinical trial delays and clinical site staff shortages; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; interim results do not necessarily predict final results and one or more of the outcomes may materially change as the trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$44,509	$43,190	$129,411	$129,335
In process research and development	15	15	50	60
General and administrative	11,497	12,459	34,775	35,068
Total operating expenses	56,021	55,664	164,236	164,463
Loss from operations	(56,021)	(55,664)	(164,236)	(164,463)
Other income (expense), net
Interest income	465	191	989	525
Interest expense	(3,475)	(4,889)	(10,423)	(14,503)
Other income (expense)	(332)	115	56	721
Total other income (expense), net	(3,342)	(4,583)	(9,378)	(13,257)
Net loss	$(59,363)	$(60,247)	$(173,614)	$(177,720)
Net loss per share, basic and diluted	$(0.65)	$(0.80)	$(2.14)	$(2.38)
Weighted average common shares outstanding, basic and diluted	91,181,427	75,001,510	81,304,089	74,592,632

Condensed Consolidated Balance Sheet
(in thousands)
(unaudited)

BALANCE SHEET DATA:	September 30, 2022	December 31, 2021
Cash, cash equivalents, and marketable securities	$304,383	$325,218
Working capital	259,387	291,921
Total assets	323,538	343,657
Total liabilities	267,187	222,194
Accumulated deficit	(976,459)	(811,534)
Total stockholders' equity	56,351	121,463

For Investors and Media:
Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com